Exhibit 5.1

September 20, 2007

Solitario Resources Corporation
4251 Kipling Street
Suite 390
Wheat Ridge, Colorado 80033
Re. Registration Statement - Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Solitario Resources Corporation, a Colorado corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of 2,782,500 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), which may be issued from time to time to certain employees, directors and consultants of the Company in connection with the Company's 2006 Stock Option Plan (as amended) (the "Plan").

          You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, copies of the Company's Plan, Articles of Incorporation, as amended, Bylaws, as amended, the corporate action of the Company that provides for the issuance of the Shares, such other documents as we deemed necessary and we have made such other investigation as we have deemed appropriate in order to express the opinion hereinafter set forth. In rendering our opinion, we have also assumed the genuineness of all signatures, the authenticity of all documents and conformity with originals of documents submitted to us and made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions. Our opinion set forth below is limited to the laws of the State of Colorado.

          Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 and the filing of this consent as Exhibit 23.2.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

          /s/ Solomon Pearl Blum Heymann & Stich LLP

By

Clifford R. Pearl, Esq.

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